SCHEDULE 14C
                              INFORMATION STATEMENT


                                Amendment No. 1


                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant
[ ] Filed by a Party other than the Registrant

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential for use of the Commission Only (as permitted by Rule
    14c-5(d)(2))
[ ] Definitive Information Statement


                                EMPS CORPORATION
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[ ] No fee required.


[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
    (1) Title of each class of securities to which transaction applies: N/A
    (2) Aggregate number of securities to which transaction applies: N/A
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
    (4) Proposed maximum aggregate value of transaction: $28,078
    (5) Total fee paid: $5.62

[X] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid: N/A
    (2) Form, Schedule or Registration Statement No.: N/A
    (3) Filing Party: N/A
    (4) Date Filed: N/A

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                                EMPS CORPORATION
                         2319 Foothill Blvd., Suite 250
                           Salt Lake City, Utah 84109

                 NOTICE OF SHAREHOLDER ACTION TAKEN BY MAJORITY
                WRITTEN CONSENT IN LIEU OF A SHAREHOLDER MEETING


__________________, 2003

To the Shareholders of EMPS Corporation:

         On May 22, 2003, our Board of Directors declared the advisability of, and recommended that our shareholders approve, a spin-off distribution of the common shares of EMPS Research Corporation ("Research") owned by EMPS Corporation to our shareholders. Research is currently a majority-owned subsidiary of EMPS Corporation. On May 23, 2003, the holders of a majority of our outstanding shares of stock entitled to vote thereon executed written consents in accordance with Section 78.320(2)of the Nevada Revised Statutes (the "NRS") approving and adopting the action to effect a spin-off distribution of our Research shares to our shareholders. Enclosed with this letter is a copy of the Information Statement filed with the Securities and Exchange Commission pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. The Information Statement describes in greater detail the spin-off distribution of Research shares to our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         Thank you for your continued interest in and support of EMPS
Corporation.

                                            Sincerely,


                                            /s/ Louis Naegle
                                            -------------------------------
                                            Louis Naegle, President
Enclosures


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                                EMPS CORPORATION
                         2319 Foothill Blvd., Suite 250
                           Salt Lake City, Utah 84109



WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         This Information Statement is being mailed, commencing on or about June ____________, 2003, to all of our shareholders of record as of the close of business on

May 22, 2003 (the "Record Date"), in connection with the spin-off distribution (the "spin-off") of common shares of our majority- owned subsidiary EMPS Research Corporation ("Research"). If this Information Statement is being delivered to two or more security holders who share the same address, such security holders can request a single copy of future communications, such as Information Statements, from EMPS Corporation by written request to Interwest Transfer Company, Inc., our transfer agent, at 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117.

         On May 22, 2003, our board of directors declared the advisability of, and recommended that our shareholders approve, the spin-off of Research shares to our shareholders. On May 23, 2003, the holders of a majority of our outstanding shares of stock entitled to vote thereon executed written consents in accordance with Section 78.320(2)of the Nevada Revised Statutes (the "NRS") approving and adopting the action to effect the spin-off of Research to our shareholders.

         We are not aware of any substantial interest, direct or indirect, by security holdings or otherwise, that is in opposition to matters of action taken. In addition, pursuant to Nevada corporation law, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters' rights.

         Our board of directors determined to pursue shareholder action by majority written consent presented by our outstanding shares of stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of shareholders and to implement the spin-off to our shareholders in a timely manner.


         The spin-off of Research shares to our shareholders will be effected by instructing Interwest Transfer Company, Inc., our transfer agent, to distribute our shares of Research to our shareholders to shareholders of record, on a

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pro-rata basis, on or about __________, 2003 (the "Payment Date"). All necessary corporate approvals in connection with the matters referred to herein have been obtained, and the purpose of this Information Statement is to furnish certain information regarding the spin-off to both our shareholders and to the trading market.


         As of the Record Date, we had 30,000,000 shares of common stock issued and outstanding, with each such share entitled to one vote with respect to the spin-off. We had no other issued and outstanding classes of stock entitled to vote. The holders of 16,300,644 shares of our issued and outstanding common stock, representing approximately 54.3% of the votes entitled to be cast with regard to the spin-off, approved and adopted the recommendation of our board of directors by written consent.


                    THE SPIN-OFF OF EMPS RESEARCH CORPORATION

         Our management, in connection with the management of Research, has determined it is in the best interest of both corporations to pursue the spin-off of Research to our shareholders by making a pro-rata distribution of our 3,000,000 shares of Research common stock to our shareholders. Our shares of Research represent 90.9% of the currently issued and outstanding common shares of Research. The spin-off will be effected without registering the distribution of shares to our shareholders with the Securities and Exchange Commission ("SEC") pursuant to its Staff Bulletin 4, which sets forth the conditions to be met by corporations effecting spin-off distributions without registration.

         Our management believes the spin-off does not have to be registered because it complies with five specific conditions set forth in Section 4.4A of the Staff Bulletin. Specifically: (i) our shareholders will not provide any consideration for Research shares; (ii) the spin-off is pro-rata to our shareholders; (iii) this Information Statement and the Exchange Act Registration Statement on Form 10-SB, as amended, filed by Research provide adequate information regarding the spin- off; (iv) we have valid business purposes, as set forth below for the spin-off; and (v) the restricted spun-off securities have been held by us for over two years.

         Consideration & Distribution Ratio

         You are not required to provide any consideration for the shares you receive in the spin- off. Each EMPS Corporation shareholder will have the same proportionate interest in EMPS Corporation and Research both before and after the spin-off. As such, there will be a distribution ratio of one for ten meaning you will receive one (1) share of Research common stock for every ten (10) shares of EMPS Corporation common stock you own.

         Information to Shareholders & Trading Markets


         Research has not been subject to the Exchange Act reporting requirements for ninety (90) days. Therefore, pursuant to Section 4(4)(A)(3)(a)

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of SEC Staff Bulletin 4, we have caused this Information Statement to be distributed to you. Also, on March 26, 2003, Research filed a registration statement, as amended, to register its common shares pursuant to section 12(g) of the Securities Exchange Act of 1934. The registration statement of Research on Form 10-SB, as amended, is attached hereto as Annex A. You may request additional copies of the Research Form 10-SB, as amended, by written or oral request. Written requests should be directed to Poulton & Yordan, 136 East South Temple, Suite 1700A, Salt Lake City, Utah 84111, and oral requests should be directed to Poulton & Yordan at (801) 355-1341. Requesters of additional copies of the Research Form 10-SB will be required to make payment for reasonable reproduction and postage costs prior to delivery of the additional documents requested.


         We are furnishing this Information Statement solely to provide information to our shareholders who will receive Research shares in the distribution. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any securities of Research or EMPS Corporation. The information contained in this Information Statement is believed to be accurate as of the date set forth on the cover of this Information Statement. Changes may occur after that date, and neither Research nor EMPS Corporation will update the information except as required by law in the normal course of their respective public disclosure practices.

         Valid Business Purposes for Spin-Off

         Since our acquisition of Caspian Service Group, Limited in July 2002, our major focus has been the development of the business operations of Caspian Services Group Limited. Caspian Services Group Limited is engaged in the oil and gas services industry in the Kazakhstan sector of the Caspian Sea. As a result of this acquisition of Caspian Services Group Limited, our business focus and the business focus of Research have become distinct. We believe each corporation will have greater success in their particular industry if Research is no longer a majority-owned subsidiary of EMPS Corporation.

         Our management believes that the spin-off will allow Research to pursue needed financial investment and attract management assistance suited for a technology development company. Our management further believes that by spinning-off Research, each corporation will be able to concentrate attention and financial resources on its respective business activities, without regard to the objectives and policies of the other business. As independent businesses each will be able to offer employee incentives tied directly to the results of the respective business activities. In addition, the spin-off will allow investors to better evaluate each business. Finally, each corporation will be able to negotiate financing terms focused on the distinct activities of each business and thereby improve the likelihood that each corporation will achieve its objectives.

         Holding Period of "restricted securities"

         On February 14, 2001, Research issued 1,000,000 restricted common shares to EMPS Corporation pursuant to an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended. The shares were

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issued in exchange for all right, title and interest in certain U.S. Patents, for organization costs and for cash in the amount of $2,100. On December 23, 2002, Research filed an amendment to its Articles of Incorporation effecting a one for three forward split of its issued and outstanding common stock resulting in 2,000,000 shares being issued to EMPS Corporation.

         Although our corporation caused Research to be formed and therefore may not be required to meet the two year holding requirement of restricted securities prior to any spin-off, the 3,000,000 restricted common shares of Research have complied with the two year holding period.

         For the foregoing reasons, our management believes that the Research shares issued to our shareholders pursuant to the spin-off are not required to be registered under the Securities Act and will be free trading shares. The only exception will be shares issued to control persons. Shares issued to10% shareholders of EMPS Corporation will be required to bear a control legend and may only be sold in compliance with Rule 144.

                           ISSUANCE OF RESEARCH SHARES

         You do not need to surrender or exchange your EMPS Corporation stock certificates or take any other action in order receive the Research shares. On the Payment Date, approximately twenty days after this Information Statement is mailed to shareholders, our transfer agent will issue Research common stock certificates to our shareholders on a pro-rata basis and will mail the certificates to the addresses on record with our transfer agent. The costs of the spin-off shall be borne by the corporations. Any fractional shares resulting from the distribution ratio will be rounded up to the next whole share.

                        PRINCIPAL EFFECTS OF THE SPIN-OFF

         As of the close of business on the Effective Date, the 3,000,000 shares of Research common stock will be distributed and spun-off to our shareholders and Research will no longer be our majority-owned subsidiary.

         We do not know, and cannot predict, how our limited trading market will react to the spin-off. Although our shareholders will receive free trading shares of Research common stock, there is no trading market for Research at this time. We have been informed that management of Research plans to pursue listing on the Over the Counter Bulletin Board ("OTCBB"). There is, however, no assurance that Research will be successful in its plans to trade on the OTCBB or that any other trading market will ever develop for the Research shares. If Research is unsuccessful in entering a trading market then the Research shares could remain highly illiquid indefinitely.

                          TAX CONSEQUENCES OF SPIN-OFF

         Our management believes that the spin-off qualifies as a tax-free distribution to you for U.S. federal income tax purposes pursuant to Sections

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368(a)(1)(D) and 355 of the Internal Revenue Code of 1986, as amended. This belief is subject to certain assumptions which, if incorrect in any material respect, would cause our belief to become invalid. Our management is not aware of any facts or circumstances that would cause the assumptions to be untrue.

         Tax Basis & Holding Period

         To determine the U.S. federal income tax basis in the EMPS Corporation stock and the newly received Research stock, you must allocate the tax basis in your EMPS Corporation stock immediately before the spin-off among such shares. The tax basis in your EMPS Corporation stock before the spin-off generally is equal to the cost of such shares, including commissions. If you acquired shares at different times and at different costs, you will be required to make separate tax basis calculations for each group of shares. Please consult your tax advisor to determine your tax basis in your EMPS Corporation stock to be allocated.

         Your holding period for U.S. federal income tax purposes for the newly-received Research stock is the same holding period as your EMPS Corporation stock unless you fall within a special category of holder, such as a dealer or trader who did not hold the EMPS Corporation stock as a capital asset on the Record Date.

         Statement in U.S. Federal Income Tax Return


         U.S. Treasury regulations may require each shareholder to attach to his or her 2003 U.S. federal income tax return a signed statement setting forth certain prescribed information about the spin- off. For this purpose, we are enclosing a sample statement attached hereto as Annex B, which you may complete and use when filing your 2003 tax return.


         The tax information included in this Information Statement represents our understanding of existing U.S. federal income tax law and regulations and does not constitute tax advice. Nor do we purport this information to be complete or to describe tax consequences that may apply to particular categories of shareholders. Each shareholder should consult a tax advisor as to the particular consequences of the spin-off under U.S. federal, state and local tax laws and foreign tax laws that may affect the description set forth above.


           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of March 31, 2003, the name and the number of shares of the Registrant's Common Stock, par value of $0.001 per share, held of record or beneficially by each person who held of record, or was known by the Registrant to own beneficially, more than 5% of the 30,000,000 issued and outstanding shares of the Company's Common Stock, and the name and shareholdings of each director and of all officers and directors as group.

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Type of                                          Amount & Nature of        % of
Security  Name and Address                      Beneficial Ownership      Class
--------  ----------------                      --------------------      -----

Common    Marat Cherdabayev                            -0-                 -0-
          2319 Foothill Blvd., Suite 250
          Salt Lake City, Utah 84109

Common    Dora International Limited                3,250,764              11%
          P.O. Box 357
          Pirouet House, Union Street
          St. Helier, Jersey, Channel Islands
          JE4 9WQ, United Kingom

Common    Laird Garrard                             3,250,764              11%
          Dostyk 63-65/ Shevchenko 13
          Almaty 480100
          Republic of Kazakhstan

Common    Mirgali Kunayev                              -0-                 -0-
          Dostyk 63-65/ Shevchenko 13
          Almaty 480100
          Republic of Kazakhstan

Common    Louis Naegle                                 -0-                 -0-
          2319 Foothill Blvd., Suite 250
          Salt Lake City, Utah 84109

Common    Paul Roberts                              3,250,764              11%
          Dostyk 63-65/ Shevchenko 13
          Almaty 480100
          Republic of Kazakhstan

Common    Petroleum Services Group Limited         14,086,644              47%
          P.O. Box 544
          14 Britania Place Bath Street
          St. Helier, Jersey, Channel Islands
          JE2 4SU, United Kingdom

Common    Satco International Limited               2,460,000               8%
          Room 304, Arion Commercial Centre
          2-12 Queens Road West
          Hong Kong, People's Republic of China

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Type of                                          Amount & Nature of        % of
Security  Name and Address                      Beneficial Ownership      Class
--------  ----------------                      --------------------      -----

Common    Techgrand Company Limited                 3,250,764              11%
          Room 304, Arion Commercial Centre
          2-12 Queens Road West
          Hong Kong, People's Republic of China

--------------------------------------------------------------------------------

All officers and directors                          6,501,528              22%
as a group (5 persons)
--------------------------------------------------------------------------------

                  TOTAL                            29,546,700              98%
--------------------------------------------------------------------------------


         Mr. Cherbadayev, Mr. Garrard, Mr. Kunayev and Mr. Naegle are officers of EMPS. Mr. Cherdabayev, Mr. Kunayev and Mr. Roberts are directors of EMPS.


         Ms. Cynthia Murray, as the managing director of Dora International Limited, ("Dora"), may be deemed to be the beneficial owner of shares held in the name of Dora. The principal business address of Ms. Murray is PO Box 357, Priouet House Union Street, St. Helier, Jersey JE4 9WQ, Channel Islands, United Kingdom.

         Mr. Jonathan Charles Brannam, as the managing director of Petroleum Group Services Ltd., ("PGSL"), may be deemed to be the beneficial owner of shares held in the name of PGSL. The principal business address of Mr. Brannam is PO Box 544, 14 Britannia Place, Bath Street, St. Helier, Jersey JE2 4SU, Channel Island, United Kingdom.

         Mr. Choy Mow Shan, is the principal shareholder of Satco International Limited ("Satco"), and may be deemed to be the beneficial owner of shares held in the name of Satco. The principal business address of Mr. Shan is Room 304, Arion Commercial Centre, 2-12 Queens Road West, Hong Kong, People's Republic of China.

         Hsuih Chi Hun, of Hong Kong, Peoples Republic of China, is the principal shareholder of Techgrand Company Limited and may be deemed to beneficially own shares held in the name of Techgrand Company Limited.


                           FORWARD-LOOKING STATEMENTS


         Certain statements in this Information Statement may be deemed to be forward-looking statements. Forward-looking statements regarding economic conditions, effects of corporate initiatives, future profitability, projections, future revenue opportunities, and their impact on the company are forward-looking statements and not historical facts. These statements are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand, acceptance of services offered by the company, the company's ability to maintain current expenses and revenue levels, actions by competitors, impairment of federal funding, legislative action, student default rates, changes in federal or state authorization or accreditation changes, changes in market needs and technology, political or regulatory matters, litigation, general economic conditions, changes in management strategy and the company's ability to leverage its curriculum and management infrastructure to build its student base. Actual results or events could differ materially from those discussed in the forward-looking statements. See our reports on Forms 10-KSB, 10-QSB and 8-K filed with the Securities and Exchange Commission for further information. We disclaim any obligation to publicly update, revise or correct any forward-looking statements, whether as a result of new information, future events or otherwise.

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ANNEXES

A             EMPS Research Corporation         See preceeding Form 10-SB
              Form 10-SB, as amended

B             IRS Tax notification form         Attached



                                             By order of the board of directors,

                                             EMPS CORPORATION


                                             /s/ Louis Naegle
                                             ----------------------
                                             LOUIS NAEGLE
                                             President

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ANNEX B


         Statement of common shareholder of EMPS Corporation, a Nevada corporation, filed pursuant to Treasury Regualtion Section 1.355-5(b), with respect to the spin-off distribution of stock of EMPS Research Corporation, a Utah corporation.

                  1. The undersigned, a shareholder owning common stock of EMPS Corporation received a distribution on July __, 2003 of shares of common stock of EMPS Research Corporation, a controlled corporation, in a distribution which is subject to Section 355 of the Internal Revenue Code of 1986, as amended (the "Code").

                  2. The names and addresses of the corporations involved are:

                           (a)      EMPS Corporation
                                    2319 Foothill Blvd., Suite 250
                                    Salt Lake City, Utah 84109

                           (b)       EMPS Research Corporation
                                    875 Donner Way, Unit 705
                                    Salt Lake City, Utah 84108

                  3. The undersigned surrendered no stock or securities of EMPS Corporation, a Nevada corporation, or any other consideration in connection with the distribution.

                  4. The undersigned received ____________ shares of common stock of EMPS Research Corporation, a Utah corporation, in the distribution.



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Shareholder Signature



If shares owned jointly, both taxpayers must sign



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Shareholder Signature